UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2013

SUFFOLK BANCORP
(Exact name of registrant as specified in its charter)

 New York                                                000-13580                                              11-2708279
(State or other jurisdiction of                   (Commission File Number)           (IRS Employer Identification No.)
                                                                                                       incorporation or organization)

4 West Second Street, Riverhead, New York                                                11901
       (Address of principal executive offices)                                                   (Zip Code)

(631) 208-2400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Chief Credit Officer; Appointment of Succeeding Chief Credit Officer.

On January 17,  2013, Suffolk Bancorp announced that, effective March 4, 2013, Karen A. Hamilton will retire as Executive Vice President and Chief Credit Officer of Suffolk Bancorp and its banking subsidiary, The Suffolk County National Bank (together with Suffolk Bancorp, the “Company”).  Ms. Hamilton served as Chief Lending Officer of the Company from May 2011 to March 2012 and then as Chief Credit Officer of the Company from March 2012 through the present.

The Company also announced that it has hired James P. Gay as Executive Vice President and Chief Credit Officer to replace Ms. Hamilton, subject to normal approval by the Office of the Comptroller of the Currency.

Attached as Exhibit 99.1 is the Company’s press release, titled “SUFFOLK BANCORP ANNOUNCES THE RETIREMENT OF KAREN A. HAMILTON AS CHIEF CREDIT OFFICER AND THE HIRING OF JAMES P. GAY AS THE NEW CHIEF CREDIT OFFICER,” dated January 17, 2013.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1   Press release titled, “SUFFOLK BANCORP ANNOUNCES THE RETIREMENT OF KAREN A. HAMILTON AS CHIEF CREDIT OFFICER AND THE HIRING OF JAMES P. GAY AS THE NEW CHIEF CREDIT OFFICER,” dated January 17, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                              SUFFOLK BANCORP

Date:  January 17, 2013                                                                                                                                                                     By: /s/ Brian K. Finneran
                                                                                            Brian K. Finneran
                                                                                            Executive Vice President & Chief Financial Officer